SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 8, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

        Delaware                    0-19347                  13-3584978

 (State of Incorporation)    (Commission file number)    (I.R.S. Employer
                                                         Identification No.)

        59 Maiden Lane, New York, New York                  10038-4548
     (Address or principal executive office)                (Zip Code)

       Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events

                    The Registrant announced today that The Home
          Insurance Company, a New Hampshire-domiciled property and casualty stock insurance company and the principal, wholly-owned subsidiary of the Registrant ("Home Insurance"), has entered into an agreement to settle and release its obligations to the National Council on Compensation Insurance, Inc. (the "NCCI"), the National Workers Compensation Reinsurance Pool (the "NWCRP") and the NWCRP's participating companies.

                    The terms of the settlement agreement fully release Home Insurance's obligations to the NCCI, NWCRP and NWCRP participating companies, and will save Home Insurance approximately $100 million. The settlement was completed on Friday, August 8, after it was approved by the New Hampshire Insurance Commissioner (the "Commissioner"). As Home Insurance's principal regulator, the Commissioner put Home Insurance under a previously-disclosed Order of Supervision on March 3, 1997.

          Item 7.  Financial Statements, Pro Forma Financial
          Information and Exhibits

               (c)  Exhibits.

                    (10.1)    Form of Settlement Agreement.
                    (99.1)    Press release issued on August 11,
                              1997.


               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOME HOLDINGS INC.

          Dated: August 11, 1997   By:  /s/ Richard H. Hershman
                                           Richard H. Hershman

                                   (Principal Financial and
                                   Accounting Officer through the
                                   Services Agreement, dated June
                                   12, 1995, between Risk
                                   Enterprise Management Limited, a
                                   Delaware corporation, and Home
                                   Insurance)